Federal Signal Corporation May 2005

This presentation may contain material non-public information about the company. This presentation therefore may not be distributed, reproduced or used without the express written consent of the company. Use or disclosure of material non-public information by the recipient of this presentation or any one obtaining this information from the recipient may constitute a criminal offense. This presentation contains various forward-looking statements as of the date hereof and the company undertakes no obligation to update these statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. These risks and uncertainties, some of which are beyond the company's control, include the cyclical nature of the company's industrial and municipal markets, technological advances by competitors, the company's ability to improve its operating performance in its fire rescue and refuse body plants, risks associated with the execution of planned plant closures, increased warranty and product liability expenses, risks associated with supplier and other partner alliances, changes in cost competitiveness including those resulting from foreign currency movements, disruptions in the supply of parts or components from sole source suppliers and subcontractors, retention of key employees and general changes in the competitive environment. Safe Harbor

Investment Appeals Strong market positions: brands and distribution channels Diverse markets: municipal, industrial, international Recovering municipal budgets Restructuring activities nearly completed Q1 2005 represents an important inflection point Accelerating focus on organic growth Disciplined, focused management team Strengthening balance sheet

Company Overview Key Statistics 6,000 employees; operates manufacturing facilities in 42 plants around the world in 12 countries $1.1B in revenue last year Stock trades on NYSE under ticker symbol FSS Key Competitive Advantages Rich 100+ year history Majority of products hold #1 and #2 positions in their markets Well developed distribution channels and strong brand recognition: including Elgin sweepers, E-One fire trucks, Dayton tooling and Federal Signal lights and sirens

Operating Groups Fire Rescue Environment Products Safety Products Tool

Diversity of Revenue Fire Rescue Safety Environmental Tool 2004 0.32 0.22 0.32 0.14 Based on December 31, 2004 year-end figures U.S. Municipal U.S. Commercial / Industrial Non-U.S. 2004 0.38 0.31 0.31

FSS Orders by Market Segment

Restructuring Overview Overall goal to enhance FSS' competitive position while creating a foundation to achieve high single-digit revenue growth Phase 1 - "Shrink to Grow" Exit non-strategic businesses through a combination of divestitures, plant consolidations and product rationalizations Improve the profitability of the Fire Rescue Group and Environmental Products Group Improve our overhead cost structure Phase 2 - Focus on profitable growth

Restructuring Update Transactions Status Sale of interest in Plastisol B.V. Holdings Completed Sale of Kelowna production facility in British Columbia Completed Divestiture of the holdings in Safety Storage Completed Sale of taxable leasing assets Completed Cease mfg operations at Dayton France Completed Sale of Technical Tooling, Inc. Completed Sale of Justrite Completed Closure of Preble, New York plant Completed Closure of Leach production facility in Wisconsin Completed

Gross Margins 2003-2005

Fire Rescue Group Key Turnaround Factors Leadership changes Plant consolidations to reduce fixed costs Smoothing production flow in Ocala to lower costs and inventories Roll-out of commercial configurator to structure orders: 80% of products by 12/31/05 Improve dealer network New product introductions Sales vs. Operating Margin Sales ($M) Operating Margin (%) 1st Qtr 2002 334 3.4 2003 416 3.5 2004 361 -4.9 2004 Q1 68 -4.6 2005 Q1 71 -4.5 Operating margin excludes adverse impact of restructuring cost

Orders remain strong. Revenues have surpassed comparable prior year periods for the past two quarters. Gross margins are increasing. Material cost escalation in 2004 has been addressed through increased prices and reduced dealer discounting Operating margins have been adversely affected by one-time costs and production issues. Several key performance indicators are showing favorable trends -- throughput and on-time completion, build quality, safety, PWC, DSO, etc. Fire Rescue Progress Update

Environmental Products Group Key Turnaround Factors Leadership changes Consolidating production sites to reduce overhead and labor rates Factory floor improvements with Medicine Hat consolidation Price increases to recover material costs New product introductions Margins and performance excluding Refuse remain strong Sales ($M) Operating Margin (%) Sales vs. Operating Margin 1st Qtr 2002 296 7.7 2003 353 5 2004 368 1.3 2004 Q1 91 3 2005 Q1 98 2.5 Operating margin excludes adverse impact of restructuring cost

Safety Products Group Update Positioned well for additional airport business Police lights and sirens - continuing to gain share in new international markets Mining and oil field business is strengthening Sales ($M) Operating Margin (%) Sales vs. Operating Margin 1st Qtr 2002 270 15.3 2003 278 11.4 2004 249 13.2 2004 Q1 59 10.7 2005 Q1 70 12.1

Tool Group Update Approximately 40% sales to automotive industry European markets remain relatively weak Surcharges implemented to offset escalating tool steel costs Shifting manufacturing footprint to reduce fixed costs and remain near manufacturers Closures: Jamestown, NY and Dayton France Expansion: Portugal, Canada Sales ($M) Operating Margin (%) Sales vs. Operating Margin 1st Qtr 2002 156 12 2003 160 10 2004 161 10.2 2004 Q1 43 12.6 2005 Q1 42 9.4 Operating margin excludes adverse impact of restructuring cost

Growth Strategy Overview Drive organic growth through new product development Expand international presence Opportunistically engage in bolt- on acquisitions Drive Higher Growth

Financial Performance In $ millions (except per share data and ratios) 2002 2003 2004 Q1 2004 Q1 2005 Sales 1,002 1,151 1,139 260 280 EPS - cont. ops .95 .73 (.26) .02 .00 EPS - excl. restructuring .95 .76 (.01) .02 .02 Operating Cash Flow 102.1 70.3 52.5 7.4 19.9 Capital Expenditures 18.8 16.8 20.5 3.9 5.0 Mfg Net Debt/Cap % * 44% 39% 36% 41% 34% * Manufacturing debt-to-capitalization ratio, excluding cash

Earnings Variance 2003-2004 EPS* Earnings 2003 $0.73 Restructuring and Divestitures ($0.24) Loss on RNLAF Project ($0.16) Material Costs Not Recovered from Customers ($0.16) Refuse Volume/Currency ($0.14) Ocala Volume/Mix ($0.14) Corporate Expense Increase ($0.10) Interest Expense Increase ($0.02) Other - Net ($0.04) Earnings 2004 ($0.26) * Continuing Operations

Primary Working Capital PWC% increase in 2004 largely due to Ocala production problems Q1 2005 improvement due to decreased receivables offset by seasonal increase in inventories PWC (%) PWC ($M)

Outlook (as of 5/16/2005) 2005 Longer Term Environmental Products Group Revenue Growth 8-10% NA Operating Margin 3-4% 7-8% Fire Rescue Group Revenue Growth Flat NA Operating Margin 3-4% 9-10% Safety Products Group Revenue Growth 9-11% NA Operating Margin 13-15% ~15% Tool Group Revenue Growth 0-3% NA Operating Margin 10-11% 13-15%